UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    January 20, 2004
                                                ------------------------------


                              NORTH BANCSHARES, INC.
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               (Exact name of registrant as specified in its Charter)


Delaware                           0-22800                36-3915073
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(State or other            (commission file number)       (IRS Employer
jurisdiction of                                            Identification
incorporation)                                             number)



100 West North Avenue, Chicago, Illinois                   60610
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                     N/A
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            (Former name or former address, if changed since last report)





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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         99.1. Press release, dated January 20, 2004.


Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12
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On January 20, 2004, the Registrant issued the attached press release regarding fourth quarter 2003 earnings, the declaration of a quarterly dividend and the date of the annual meeting of stockholders. The press release is attached as
Exhibit 99.1 to this current report on Form 8-K and is being furnished pursuant to Item 12 of Form 8-K.








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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH BANCSHARES, INC.
                                             (Registrant)




Date: January 20, 2004                   /S/ Joseph A. Graber
      ----------------                   --------------------
                                         Joseph A. Graber
                                         President and
                                         Chief Executive Officer









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                                EXHIBIT












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     NORTH BANCSHARES, INC.                    NEWS
     100 West North Avenue at Clark - Chicago, Illinois 60610 - 312-664-4320


     RELEASE:  IMMEDIATELY
     CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
               (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             FOURTH QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED
                               ANNUAL MEETING DATE

         CHICAGO, IL, JANUARY 20, 2004, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced both basic and diluted earnings per share decreased to $.12 for the quarter ended December 31, 2003 compared with $.17 per share for the quarter ended December 31, 2002. Net income for the quarter ended December 31, 2003 decreased by $47,000 and amounted to $141,000 compared with $188,000 for the quarter ended December 31, 2002. The decrease was primarily attributable to a $92,000 decrease in net interest income before provision for loan losses, partially offset by a $16,000 decrease in non-interest expense.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.08 per share to be paid on February 16, 2004 to stockholders of record as of February 2, 2004 and set Friday, April 23, 2004 at 3:00 PM at the main office of the Bank as the date, time and place of the Company's annual meeting of stockholders.

         Net interest income, before provision for loan losses, decreased by $92,000 to $856,000 for the quarter ended December 31, 2003, compared with $948,000 for the quarter ended December 31, 2002. The decrease was attributable to a $295,000 reduction in total interest income offset by a $203,000 decrease in total interest expense. The decrease in interest income was primarily attributable to the low interest rate environment and the large number of loans that have been prepaid, refinanced or have had their loan terms modified to reflect lower interest rates.

         Non-interest income increased by $6,000 to $188,000 for the quarter ended December 31, 2003 compared with $182,000 for the quarter ended December 31, 2002. The increase was primarily attributable to the receipt of a $46,000 settlement resulting from a class action lawsuit related to common stock the Company owned in Reliance Acceptance Corporation and sold at a loss in a prior period, partially offset by a $28,000 decrease in the gain on sale of mortgage loans held for sale.

         Non-interest expense decreased by $16,000 to $801,000 for the quarter ended December 31, 2003 compared with $817,000 for the quarter ended December 31, 2002. The decrease was primarily attributable to decreases in compensation and benefits expense resulting from the absence of the Company's ESOP plan, a reduction in staff and expense control measures implemented during the first and second quarters of the year.

         Cash and cash equivalents decreased by $5.3 million to $13.0 million at December 31, 2003 compared with $18.3 million at December 31, 2002. The decrease was primarily due to a decrease in federal funds sold. The funds were reinvested into higher yielding loans and in part to repay FHLB advances and a brokered certificate of deposit.

         Net loans receivable increased by $9.0 million and amounted to $95.5 million at December 31, 2003 compared with $86.5 million at December 31, 2002. Equity line of credit loans, that adjust to the prime rate or prime rate plus a margin increased to $20.5 million at December 31, 2003 from $12.3 million at December 31, 2002. The Bank originated $64.8 million in loans during the fiscal year ended December 31, 2003 and recorded $54.1 million in repayments and $1.9 million in loan sales compared with $46.0 million in originations, $49.0 million in repayments and $3.9 million in loan sales during the fiscal year ended December 31, 2002. At December 31, 2003, the Bank had $6.4 million in loan applications pending approval or closing and $14.5 million in unused lines of credit. The Company added $21,400 to

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the allowance for loan losses during the quarter ended December 31, 2003, due primarily to growth in the loan portfolio during the quarter. The total allowance for loan losses amounted to $347,400 or 0.36% of loans receivable at December 31, 2003 compared with $326,000 and 0.38% of loans receivable at December 31, 2002.

         Total deposits increased by $800,000 and amounted to $91.0 million at December 31, 2003 compared with $90.2 million at December 31, 2002. The increase was due primarily to a $1.5 million increase in checking, money market accounts and passbook accounts partially offset by a $600,000 decrease in certificates of deposit. The weighted average cost of deposits decreased to 2.47% at December 31, 2003 from 3.18% at December 31, 2002.

         Borrowed funds decreased by $3.5 million and amounted to $27.5 million at December 31, 2003 compared with $31.0 million at December 31, 2002. The decrease is attributable to repayment of higher cost FHLB advances that matured during the fiscal year.

         Stockholders' equity was $13.5 million at December 31, 2003 compared with $13.9 million at December 31, 2002. The decrease was primarily attributable to a $374,000 decrease in accumulated other comprehensive income due primarily to the increase in interest rates that occurred during the third quarter and the resulting negative effect on the available for sale securities portfolio. Treasury stock decreased by $120,000 primarily due to the exercise of stock options. Book value per share decreased to $11.77 at December 31, 2003 compared with $12.22 at December 31, 2002.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "We put a lot of effort into moving funds out of cash and into loans during the third and fourth quarters as loan interest rates have increased. As a result we have made some progress on improving our margins and efficiency." He added, "Our lending continues to be focused on products that have shorter terms and that adjust to the prime rate which will help to improve performance in the future as the economy improves and likely interest rate increases follow."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette, IL. For 61 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)



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
                                         NORTH BANCSHARES, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
                                            (UNAUDITED)

ASSETS                                                       DECEMBER 31, 2003  DECEMBER 31, 2002

Cash and due from banks                                                 $2,003        $ 1,629
Interest-bearing deposits                                                2,767          4,338
Federal funds sold                                                       8,166         12,253
Investment in dollar denominated mutual funds                               95             83
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TOTAL CASH AND CASH EQUIVALENTS                                         13,031         18,303
Securities available for sale                                           18,612         26,875
Stock in Federal Home Loan Bank (FHLB) of Chicago                        4,252          3,999
Loans receivable, net of allowance for loan losses of
 $347 at December 31, 2003 and $326 at December 31, 2002                95,471         86,464
Accrued interest receivable                                                558            503
Premises and equipment, net                                                849            850
Other assets                                                               973            799
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TOTAL ASSETS                                                           133,746        137,793
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LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------
Deposits
   Interest-bearing                                                     85,392         85,074
   Non-interest-bearing                                                  5,560          5,076
Borrowed funds                                                          27,500         31,000
Advance payments by borrowers for taxes and insurance                      657            871
Accrued interest payable and other liabilities                           1,159          1,867
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TOTAL LIABILITIES                                                      120,268        123,888
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Preferred stock, $.01 par value. Authorized 500,000 shares;
 none outstanding                                                            -              -
Common stock, $.01 par value. Authorized 3,500,000 shares;
 issued 1,914,075; outstanding 1,144,695 at December 31, 2003
 and 1,138,029 at  December 31, 2002                                        19             19
Additional paid in capital                                              13,163         13,284
Retained earnings, substantially restricted                             12,075         12,140
Treasury stock, at cost (769,380 shares at December 31, 2003
 and 776,046 shares at December 31, 2002)                              (11,625)       (11,745)
Accumulated other comprehensive(loss)income                               (115)           259
Unearned stock awards                                                      (39)           (52)
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TOTAL STOCKHOLDERS' EQUITY                                              13,478         13,905
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $133,746       $137,793
---------------------------------------------------------------------------------------------


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
                                                       NORTH BANCSHARES, INC.
                                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

                                                                 THREE MONTHS ENDED       FISCAL YEAR ENDED
                                                                    DECEMBER 31,             DECEMBER 31,
                                                                 2003          2002       2003          2002

INTEREST INCOME:
Loans receivable                                             $1,485        $1,544          5,531         6,641
Interest-bearing deposits and federal funds sold                 16            59            168           195
Securities available for sale                                   125           332            939         1,363
Dividend on FHLB stock and other interest income                 73            59            254           191
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TOTAL INTEREST INCOME                                         1,699         1,994          6,892         8,390
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INTEREST EXPENSE:
Deposit accounts                                                463           624          2,056         2,687
Borrowed funds                                                  380           422          1,545         1,733
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TOTAL INTEREST EXPENSE                                          843         1,046          3,601         4,420
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES            856           948          3,291         3,970
PROVISION FOR LOAN LOSSES                                        21             -             21            28
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             835           948          3,270         3,942
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NON-INTEREST INCOME:
Gain (loss) on sale of securities available for sale             39            64            100           181
Gain on sale of mortgage loans held for sale                      6            34             65            75
Other non-interest income                                       143            84            429           326
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TOTAL NON-INTEREST INCOME                                       188           182            594           582
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NON-INTEREST EXPENSE:
Compensation and benefits                                       425           476          1,711         1,848
Occupancy expense                                               120           106            463           442
Professional fees                                                40            40            164           216
Data processing                                                  71            78            284           268
Advertising and promotion                                        20            25            103            98
Other non-interest expense                                      125            92            558           472
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TOTAL NON-INTEREST EXPENSE                                      801           817          3,283         3,344
--------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                      222           313            581         1,180
INCOME TAX EXPENSE                                               81           125            211           460
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NET INCOME                                                     $141           188            370           720
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EARNINGS PER SHARE:
Basic                                                          $.12           .17            .32           .62
Diluted                                                        $.12           .17            .32           .62
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WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                     1,144,437     1,134,029      1,141,798     1,154,492
Diluted                                                   1,149,377     1,144,355      1,147,728     1,164,472
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COMPREHENSIVE (LOSS) INCOME                                     $66           188            (4)         1,021
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


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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                          THREE MONTHS ENDED     FISCAL YEAR ENDED
                                                                              DECEMBER 31,          DECEMBER 31,
                                                                           2003         2002     2003         2002

PERFORMANCE RATIOS:
------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)        0.43%        0.54%      0.28%      0.52%
Return on Stockholders' equity (ratio of net income to average
equity) (1)                                                               4.19         5.45       2.71       5.28
Interest rate spread information:
Average during period (1)                                                 2.28         2.33       2.09       2.45
End of period (1)                                                         2.20         2.21       2.20       2.21
Net interest margin (1)                                                   2.70         2.82       2.54       2.95
Ratio of operating expenses to average assets (1)                         2.45         2.35       2.45       2.41
Efficiency ratio (2)                                                       .77          .72        .85        .74
Ratio of average interest-earning assets to average
 interest-bearing liabilities                                           115.64       115.68     115.86     115.05
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                                                                          DECEMBER 31, 2003     DECEMBER 31, 2002

ASSET QUALITY RATIOS:
-----------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                          0.00                   0.00
Allowance for loan losses to non-performing loans                               N/A                    N/A
Allowance for loan losses to loans receivable                                  0.36                   0.38

CAPITAL RATIOS:
-----------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                          10.08                  10.09
Average Stockholders' equity to average assets                                10.17                   9.83
Shares outstanding-actual                                                 1,144,695              1,138,029
Book value per share (3)                                                      11.77                  12.22
Number of full service offices                                                  2                      2
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(1) Annualized for the three month periods presented.
(2) Includes gains on sales.
(3) Includes other comprehensive income.